UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 28, 2006

LESCO, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13147	34-0904517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 E. 9th Street, Suite 1300, Cleveland, Ohio	44114

(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(216) 706-9250

Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On December 28, 2006, the Company and its subsidiaries entered into a First Amendment to their $55 Million Revolving Credit and Security Agreement (“First Amendment to Credit Facility”) with National City Business Credit, Inc. (“NCBC”), as lender and agent, North Fork Business Credit Corporation, as lender, and National City Bank, as issuer.
     As previously disclosed, the Credit Facility requires the Company to maintain a minimum Fixed Charge Coverage Ratio of 1.00 to 1.00 when Threshold Availability is less than $10 million. As defined in the Credit Facility, “Threshold Availability” means an amount equal to the Formula Amount (consisting generally of defined percentages of the value of the Company’s eligible receivables, credit card receivables and inventory) less the aggregate outstanding amount of all revolving advances under the Credit Facility (the “Revolving Advances”) plus the Availability Block. The Credit Facility defines the “Availability Block” as $10 million, but permits the block to be released when, and for so long as, the Company achieves and maintains compliance for at least one fiscal quarter with the financial standards contained in Section 6(d) of its Long-Term Supply Agreement with Turf Care Supply Corp. (“LTSA”).
     The Company is not yet in compliance with the financial standards contained in Section 6(d) of the LTSA; however, the lenders have agreed to release portions of the Availability Block on a temporary basis. The First Amendment to Credit Facility therefore amends the definition of Availability Block, as follows:
“Availability Block” shall mean (a) Two Million Five Hundred Thousand Dollars ($2,500,000) from December 28, 2006 through January 30, 2007, (b) Five Million Dollars ($5,000,000) from January 31, 2007 through February 27, 2007, and (c) Ten Million Dollars ($10,000,000) at all times thereafter; provided that the Availability Block shall be reduced to $0 at such time as the Loan Parties are in compliance with the financial standards contained in Section 6(d) of the TCS Supply Agreement for at least one fiscal quarter; and, provided further that, the Availability Block shall immediately be Ten Million Dollars ($10,000,000) at such time as the Loan Parties are not in compliance with the financial standards contained in Section 6(d) of the TCS Supply Agreement.
     The First Amendment to Credit Facility further provides that the Company’s failure to pay in full all outstanding Revolving Advances on or before April 30, 2007, and to maintain a $0 Revolving Advance balance for at least fifteen consecutive days thereafter, shall constitute an Event of Default.
     In consideration of the First Amendment, the Applicable Libor Rate Margin and the Applicable Letter of Credit Fee Percentage payable by the Company will be increased to 2.25% from December 28, 2006 through the later of April 30, 2007 or the last day of the calendar month in which the agent receives the Company’s March 31, 2007 borrowing base certificate.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESCO, INC.
(Registrant)
Date: January 4, 2007	By:	/s/ Jeffrey L. Rutherford

Jeffrey L. Rutherford
President and Chief Executive Officer